Exhibit 11, 1st Quarter 1997
                                           Form 10-Q, Commission File
                                                        Number 1-3671
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                GENERAL DYNAMICS CORPORATION

       STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                         (UNAUDITED)

        (Dollars in millions, except per share data)



                                              First Quarter
                                         1997                1996

NET EARNINGS                            $    71             $    65

Weighted average common shares
  outstanding                           63,077,336          63,217,801


NET EARNINGS PER SHARE - PRIMARY        $  1.12             $  1.02

Common Shares from above                63,077,336          63,217,801
Assumed exercise of options (treasury
   stock method)                           332,475             373,458
                                        63,409,811          63,591,259


NET EARNINGS PER SHARE - FULLY DILUTED  $  1.12             $  1.02

Common shares from above                63,077,336          63,217,801
Assumed exercise of options (treasury
  stock method)                            332,475             373,458
                                        63,409,811          63,591,259


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